SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2006

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OR OPERATIONS AND FINANCIAL CONDITION.

In July 2006, Charter Communications, Inc. (the "Company") completed the sales of systems in West Virginia and Virginia, serving approximately 239,700 analog video customers.  The West Virginia and Virginia systems comprise operations and cash flows that, for financial reporting purposes, meet the criteria for discontinued operations in accordance with U. S. generally accepted accounting principles ("GAAP").  GAAP requires that prior years financial statement be reclassified to reflect discontinued operations.  As such, the income statements for the years ended December 31, 2005, 2004 and 2003 have been revised to reflect these systems as discontinued operations.  See Exhibits 99.1 and 99.2, filed herewith, which revise Items 7 and 8, respectively, of the Company's Annual Report on Form 10-K for 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 2.02:

Exhibit Number	Description

23.1	Consent of KPMG LLP. *
99.1	Item 7 of the Company's Annual Report on Form 10-K for 2005,"Management's Discussion and Analysis of Financial Condition and Results of Operations."*
99.2	Item 8 of the Company's Annual Report on Form 10-K for 2005, "Financial Statements and Supplementary Data."*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: August 10, 2006

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of KPMG LLP. *
99.1	Item 7 of the Company's Annual Report on Form 10-K for 2005, "Management's Discussion and Analysis of Financial Condition and Results of Operations."*
99.2	Item 8 of the Company's Annual Report on Form 10-K for 2005, "Financial Statements and Supplementary Data."*

* filed herewith